Exhibit (d)(21) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS AND

HUNTINGTON ASSET ADVISORS, INC.

Amended and Restated as of December 28, 2009

Fund Name	Compensation	Date
Huntington Dividend Capture Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington International Equity Fund

Annual rate of one percent (1.00%) of the Huntington International Equity Fund’s average daily net assets, on assets up to $500M.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington International Equity Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington International Equity Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

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Huntington Mid Corp America Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Mid Corp America Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Mid Corp America Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington New Economy Fund

Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund’s average daily net assets, on assets up to $500M.

Annual rate of eighty one hundredths of one percent (0.80%) of the Huntington New Economy Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington New Economy Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Real Strategies Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Real Strategies Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Real Strategies Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Real Strategies Fund’s average daily net assets, on assets in excess of $1B.

April 30, 2007

Huntington Rotating Markets Fund

Annual rate of fifty one hundredths of one
percent (0.50%) of the Huntington
Rotating Markets Fund’s average daily
net assets, on assets up to $500M.

Annual rate of forty-five one hundredths
of one percent (0.45%) of the Huntington
Rotating Markets Fund’s average daily
net assets, on assets from $500M to $1B.

Annual rate of forty one hundredths of
one percent (0.40%) of the Huntington
Rotating Markets Fund’s average daily
net assets on assets in excess of $1B.

June 23, 2006

Huntington Situs Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Situs Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Situs Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Situs Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Macro 100 Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Macro 100 Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Macro 100 Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Macro 100 Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Technical Opportunities Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets in excess of $1B.

May 1, 2008

Huntington Balanced Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Balanced Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Conservative Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Conservative Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Growth Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Growth Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Global Select Markets Fund

Annual rate of one percent (1.00%) of the Huntington Global Select Markets Fund average daily net assets.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington Global Select Markets Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington Global Select Markets Fund’s average daily net assets, on assets in excess of $1B.

December 28, 2009

This Schedule A, amended and restated as of December 28, 2009, is hereby incorporated and made part of the Investment Advisory Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

Witness the due execution hereof as of the 28th day of December, 2009.

THE HUNTINGTON FUNDS		HUNTINGTON ASSET ADVISORS, INC.

By:	/s/ B. Randolph Bateman	By:	/s/ Ronald J. Corn
Name:	B. Randolph Bateman	Name:	Ronald J. Corn
Title:	President	Title:	Legal and Chief Compliance Officer

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